N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS ALBANY, NY 12231-0001

FILING RECEIPT

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ENTITY NAME: VOLUMETRIC FUND, INC.

DOCUMENT TYPE: AMENDMENT (DOMESTIC BUSINESS) COUNTY: ROCK
STOCK

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FILED:05/14/2021 DURATION:********* CASH#:210514000662 FILM #:210514000620

FILER:

CAROL R RUSSELL PARALEGAL
THOMPSON HINE LLP
41 S HIGH ST SUITE 1700
COLUMBUS, OH 43215

ADDRESS FOR PROCESS:

REGISTERED AGENT:

STOCK: 4000000 PV .01

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SERVICE COMPANY: SPI CORPORATE SOLUTIONS INC. SERVICE CODE: MT

FEES	370.00	PAYMENTS	370.00
FILING	60.00	CASH	0.00
TAX	0.00	CHECK	0.00
CERT	0.00	CHARGE	0.00
COPIES	10.00	DRAWDOWN	370.00
HANDLING	300.00	OPAL	0.00
		REFUND	0.00

===

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.


STATE OF NEW YORK
DEPARTMENT OF STATE
EXCELSIOR
E PLURIBUS UNUM

WITNESS my hand and official seal of the Department of State, at the City of Albany, on May 14, 2021.

Brendan C. Hughes
Executive Deputy Secretary of State

Rev. 10/20

210514000620

NEW YORK STATE OF OPPORTUNITY. | Division of Corporations, State Records and Uniform Commercial Code

New York State
Department of State
DIVISION OF CORPORATIONS,
STATE RECORDS AND
UNIFORM COMMERCIAL CODE
One Commerce Plaza
99 Washington Ave.
Albany, NY 12231-0001
www.dos.ny.gov

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

VOLUMETRIC FUND, INC.

(Insert the Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The current name of the corporation is:
Volumetric Fund, Inc.

If the name of the corporation has been previously changed, the name under which it was originally formed is:

SECOND: The date of filing of the certificate of incorporation with the Department of State is:
September 12, 1986

THIRD: The Certificate of Incorporation is being amended to increase the number of shares the corporation has the authority to issue from Five Hundred Thousand (500,000) shares of common stock with a par value of $.01 to Four Million (4,000,000) shares of common stock with a par value of $.01.

To accomplish the foregoing paragraph (4) of the Certificate of incorporation is amended to read as follows:

"FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Four Million (4,000,000) common shares, par value $.01 per share.

Paragraph ____________ of the Certificate of Incorporation relating to

____

____

is amended to read in its entirety as follows:

____.

FOURTH: The certificate of amendment was authorized by: *(Check the appropriate box)*

- [x] The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.
- [ ] The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

X ______________________ *(Signature)*

Jeffrey Gibs
(Name of Signer)

President
(Title of Signer)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

620

VOLUMETRIC FUND, INC.

(Insert Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name and Mailing Address:

Carol R. Russell, Paralegal
Name:

Thompson Hine LLP
Company, if Applicable:

41 S. High St., Suite 1700
Mailing Address:

Columbus, OH 43215
City, State and Zip Code:

FILED 2021 MAY 14 PM 3:07

NOTES:

1. The name of the corporation and its date of incorporation provided on this certificate must exactly match the records of the Department of State. This information should be verified on the Department of State's website at www.dos.ny.gov.
2. This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores.
3. The Department of State recommends that all documents be prepared under the guidance of an attorney.
4. The certificate must be submitted with a $60 filing fee.

For Office Use Only

RECEIVED 2021 MAY 14 PM 2:05

lc

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED MAY 14 2021

TAX $ 0
BY:

662